       EX-10.1-1
                                                               Execution Copy


                       FIRST AMENDMENT TO LOAN AGREEMENT


     THIS FIRST AMENDMENT TO LOAN AGREEMENT, dated as of September 22, 1995 (this "Amendment"), is among CHECKER MOTORS CORPORATION, A Delaware corporation (the "Company"), YELLOW CAB COMPANY, a Delaware corporation ("Yellow Cab"), CHICAGO AUTOWERKS INC., a Delaware corporation ("AutoWerks"), CMC KALAMAZOO INC., a Delaware corporation ("CMC") and SOUTH CHARLESTON STAMPING & MANUFACTURING COMPANY, a West Virginia corporation ("SCSM") (the Company, Yellow Cab, AutoWerks, CMC and SCSM may each be referred to as a "Borrower" and collectively as the "Borrowers"), the Lenders set forth on the signature pages hereof (collectively, the "Lenders" and individually, a "Lender") and NBD Bank, a Michigan banking corporation, as agent for the Lenders (in such capacity, the "Agent").


                                    RECITAL
                                    -------

     The Borrowers, the Lenders and the Agent are parties to a Loan Agreement dated as of January 26, 1995 (the "Loan Agreement") and desire to amend the Loan Agreement as set forth herein.


                                     TERMS
                                     -----

     In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE I.  AMENDMENT.  The Loan Agreement shall be amended as follows:
            ---------
     1.1 Reference in Section 5.2(f)(ix) to "$10,000,000" shall be deleted and "$15,000,000" shall be substituted in place thereof.


ARTICLE II.  REPRESENTATIONS.  Each Borrower represents and warrants that:
             ---------------
     2.1 The execution, delivery and performance of this Amendment is within its powers, has been duly authorized and is not in contravention with any law, of the terms of its articles of incorporation or by-laws, or any undertaking to which it is a party or by which it is bound.

     2.2 This Amendment is the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof.

     2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Article IV of the Loan Agreement and in the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

     2.4 No Event of Default or Default exists or has occurred and is continuing on the date hereof.

       EX-10.1-2

ARTICLE III.  MISCELLANEOUS
              -------------
     3.1 References in any Loan Document to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby and as further amended from time to time.

     3.2 Except as expressly amended hereby, the Borrowers agree that all Loan Documents are ratified and confirmed and shall remain in full force and effect and that the Borrowers have no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

     3.3 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the day and year set forth above.


                                        CHECKER MOTORS CORPORATION


                                        By:   /s/ Jay Harris
                                           --------------------------------

                                        Its:  Vice President
                                            -------------------------------



                                        YELLOW CAB COMPANY


                                        By:   /s/ Jay Harris
                                           --------------------------------

                                        Its:  Vice President
                                            -------------------------------



                                        CHICAGO AUTOWERKS INC.


                                        By:   /s/ Jay Harris
                                           --------------------------------

                                        Its:  Vice President
                                            -------------------------------

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 EX-10.1-3
                                        CMC KALAMAZOO INC.


                                        By:   /s/ Jay Harris
                                           --------------------------------

                                        Its:  Vice President
                                            -------------------------------



                                        SOUTH CHARLESTON STAMPING &
                                        MANUFACTURING COMPANY


                                        By:   /s/ Larry D. Temple
                                           --------------------------------

                                        Its:  Vice President
                                            -------------------------------



                                        NBD BANK, as a Lender and as Agent


                                        By:   /s/ Randy R. Balluff
                                           --------------------------------

                                        Its:  1st Vice President
                                            -------------------------------



                                        THE BANK OF NEW YORK
                                        COMMERCIAL CORPORATION


                                        By:   /s/ Daniel J. Murray
                                           --------------------------------

                                        Its:  Vice President
                                            -------------------------------



                                        THE FIRST NATIONAL BANK OF BOSTON


                                        By:   /s/ K. S. Steiger
                                           --------------------------------

                                        Its:  Vice President
                                            -------------------------------